UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2022, ReShape Lifesciences Inc. (the “Company”) announced that its Board of Directors has appointed Paul F. Hickey as President and Chief Executive Officer and as a member of the Board of Directors, effective August 15, 2022. Mr. Hickey succeeds Bart Bandy, who has separated from the Company to pursue other opportunities. Thomas Stankovich, Chief Financial Officer of the Company, will serve as Interim President and Chief Executive Officer until Mr. Hickey joins the Company. Dan W. Gladney, current Chair of the Board of Directors, will assume a more active role as Executive Chair, supporting Mr. Hickey and the Company on strategic matters

Prior to joining the Company, Mr. Hickey, age 57, was the President and Chief Executive Officer of Altimate Medical Holdings, Inc., which designs and manufactures rehabilitation medical equipment including its EasyStand brand, since February 2020. Previously, from 2018 to 2020, he served as the President and Chief Executive Officer of Vertebral Technologies, Inc., a medical device company focused on implantable spinal devices. Prior to that, from 2016 to 2017, Mr. Hickey was Senior Vice President of Marketing and Reimbursement for EnteroMedics (now ReShape Lifesciences™). Earlier in his career, he consulted for a variety of commercialized medical device companies and held positions of increasing responsibility at Zimmer Biomet. For the past four years, Mr. Hickey has served on the Board of Directors at Excelen Center for Bone and Joint Research and Education. Mr. Hickey earned a Bachelor’s degree from the University of Michigan and a Master’s from Washington University in Saint Louis.

In connection with his appointment as President and Chief Executive Officer of the Company, the Company and Mr. Hickey entered into an offer letter (the “Offer Letter”), pursuant to which Mr. Hickey will receive an annual base salary of $400,000 and a potential annual bonus of up to 50% of his annual base salary, which bonus for the 2022 calendar year will be prorated based on the portion of the year he is actually employed. Additionally, Mr. Hickey will be granted a stock option under the Company’s equity incentive plan to purchase a number of shares of the Company’s common stock equal to 4% of the Company’s outstanding common stock, on a fully-diluted basis, as of the date of the Offer Letter. The options will have a 10-year term and a per share exercise price equal to the closing market price of the Company’s common stock on the grant date. The options will vest with respect to 25% of the shares of common stock purchasable thereunder on the one-year anniversary of the grant date and monthly thereafter for 36 months, conditioned upon Mr. Hickey’s continued employment with the Company from the grant date until the respective vesting date. As soon as reasonably practicable following the first offering of common stock or securities convertible into common stock for purposes of financing the Company after Mr. Hickey’s start date, Mr. Hickey will be granted an additional stock option or other equity award in an amount that maintains his fully diluted ownership percentage at 4%. The Offer Letter contains severance provisions which provide that in the event Mr. Hickey’s employment is terminated by the Company without cause or Mr. Hickey resigns for good reason, he will be entitled to receive a severance payment equal to 12 months base salary payable as salary continuation payments. To be eligible to receive these payments, Mr. Hickey will be required to execute and not revoke a release of claims.

In connection with Mr. Bandy’s departure, the Company and Mr. Bandy entered into a separation agreement and general release pursuant to which the Company agreed to provide Mr. Bandy certain severance benefits, as provided in his employment agreement, dated August 26, 2019, with the Company. Mr. Bandy also resigned from the Board of Directors.

In connection with the change in President and Chief Executive Officer, and Mr. Stankovich’s appointment as Interim President and Chief Executive Officer, the Company and Mr. Stankovich entered into a retention bonus agreement pursuant to which the Company has agreed to pay Mr. Stankovich 100% of his target 2022 cash bonus, regardless of actual performance, if Mr. Stankovich remains employed by the Company until at least December 31, 2022 or if Mr. Stankovich is terminated by the Company without cause or resigns for good reason before December 31, 2022 (the “Retention Agreement”), subject to certain conditions set forth in the Retention Agreement.

The foregoing description of the Offer Letter and Retention Agreement is not complete and is qualified in its entirety by reference to the full text of the Offer Letter and Retention Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On July 27, 2022, the Company issued a press release announcing the management change described above, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated July 25, 2022, by and between the Company and Paul Hickey

10.2	Retention Bonus Agreement, dated August 2, 2022, by and between the Company and Thomas Stankovich

99.1	Press Release dated July 27, 2022 (furnished herewith)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Thomas Stankovich
Thomas Stankovich
Chief Financial Officer

Dated: August 2, 2022